Exhibit 23(i)

CHISHOLM, BIERWOLF & NILSON

Certified Public Accountants

A Limited Liability                                               533 W. 2600 S., Suite 250                         Office (801) 292-8756

Partnership                                                             Bountiful, Utah 840101                               Fax (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use of our report dated March 27, 2007, with respect to the consolidated financial statements included in the filing of the Amended Registration Statement (Form SB-2/A3) of Providence Resources, Inc. (formerly HealthBridge, Inc.) for the fiscal year ended December 31, 2006 and 2005.

/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

May 1, 2007